
<ARTICLE> 5
<LEGEND>
THE FINANCIAL DATA SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE CONSOLIDATED BALANCE SHEET, CONSOLIDATED STATEMENTS OF OPERATIONS AND
RELATED NOTES OF TEAM, INC. AND SUBSIDIARIES FOR THE YEAR ENDED MAY 31, 1996 AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<PERIOD-TYPE>                                 YEAR
<FISCAL-YEAR-END>                          MAY-31-1996
<PERIOD-END>                               MAY-31-1996
<CASH>                                       2,038,000
<SECURITIES>                                         0
<RECEIVABLES>                                8,320,000
<ALLOWANCES>                                 (171,000)
<INVENTORY>                                  5,748,000
<CURRENT-ASSETS>                            16,781,000
<PP&E>                                      65,253,000<F1>
<DEPRECIATION>                              18,365,000<F1>
<TOTAL-ASSETS>                              69,436,000
<CURRENT-LIABILITIES>                        6,219,000
<BONDS>                                     50,519,000<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     1,551,000
<OTHER-SE>                                   9,494,000
<TOTAL-LIABILITY-AND-EQUITY>                69,436,000
<SALES>                                              0
<TOTAL-REVENUES>                            52,485,000
<CGS>                                                0
<TOTAL-COSTS>                               27,359,000
<OTHER-EXPENSES>                            29,675,000
<LOSS-PROVISION>                             1,757,000
<INTEREST-EXPENSE>                           4,547,000
<INCOME-PRETAX>                           (10,853,000)
<INCOME-TAX>                               (1,575,000)
<INCOME-CONTINUING>                        (9,278,000)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (9,278,000)
<EPS-PRIMARY>                                   (1.80)
<EPS-DILUTED>                                   (1.77)

<F1>Property, plant and equipment consist of $17,962,000 for core operational fixed assets and $47,291,000 for the Military Housing projects' land and buildings. Accumulated depreciation consists of $12,197,000 for core fixed assets and $6,168,000 for the Military Housing project's land and buildings.

<F2>Bonds, mortgages and similar debt consist of $11,754,000 of long-term debt and other long term obligations and $38,765,000 of non-recourse debt pertaining to Certificates of Participation financing the Military Housing projects.
